Avid Announces First Quarter 2014 Financial Results

Company Reports Revenue of $135.0 million and Net Income of $8.9 million with Continued Progress on Operational Transformation

BURLINGTON, MA, September 23, 2014 Avid® (OTC: AVID) announced today that it has filed its Form 10-Q for the fiscal quarter ended March 31, 2014. As previously reported, the Company is planning to file the Form 10-Q for second quarter of 2014 within 40 days.

“We are pleased to have completed another milestone toward becoming current with our SEC filing requirements,” said Louis Hernandez, Jr., president and CEO of Avid. “I’m encouraged by the focus the organization has continued to demonstrate, both in fulfilling our financial reporting commitments and in executing on our three-phase transformational strategy. This is an exciting time for Avid. As we continue on our strategic journey, we announced the next phase of Avid Everywhere during our customer event, Avid Connect Europe, and the leading European broadcast conference, IBC, in Amsterdam last week. The completion of the restatement process, coupled with our latest technology innovation announcements, is accelerating the momentum we’ve seen since the initial launch of Avid Everywhere earlier this year.”

Central to the transformational strategy and the Avid Everywhere vision is the Avid MediaCentral Platform. The momentum of the platform, combined with unprecedented community engagement via the Avid Customer Association, helped grow the Company’s bookings over the past four quarters on a year-on-year basis through June 30, 2014, reversing declines experienced in 2012 and the first half of 2013.

Revenues for the three-month periods ended March 31, 2014 and 2013 were $135.0 million and $136.1 million, respectively. GAAP net income for the three-month periods ended March 31, 2014 and 2013 were $8.9 million and $8.3 million, respectively.

“Not only are we delighted to have filed our results for first quarter 2014, but we are happy to reaffirm our previously communicated timetable of becoming current with SEC filing requirements when we file our second quarter report,” said John Frederick, executive vice president, chief financial officer and chief administrative officer of Avid. “Our financial results for the first quarter were encouraging, considering the impact of declining pre-2011 revenue amortization. We are pleased to report improved profitability and only a modest decline in revenue. We also experienced continued bookings momentum during the first quarter, which was the third of four consecutive quarters of year-over-year bookings growth”.

The Company includes non-GAAP financial measures in this press release, including net income, net income per share, adjusted EBITDA and free cash flow. The reconciliations to the Company's comparable GAAP financial measures for the periods presented are included in the tables in this press release.

For the three-month periods ended March 31, 2014 and 2013, non-GAAP net income was $14.8 million and $12.4 million, respectively. The pre-2011 revenue amortization in first quarter 2014 was approximately $8 million less than the amount in the first quarter of 2013. The Company believes the improvement is reflective of operational improvements and market acceptance of the platform approach at the foundation of Avid Everywhere, combined with unprecedented community engagement via the Avid Customer Association.

The Company continues to focus on executing against its three-phased transformational strategy. The management team believes the following operational and non-GAAP financial metrics will also be helpful in evaluating operating performance and the effectiveness of its strategy, and have provided a summary of first quarter 2014 performance.

•	Bookings were $126.1 million a modest increase from the same quarter of the prior year

•	Adjusted EBITDA was $20.0 million, up $1.8 million from the same quarter of the prior year; and

•
Free Cash Flow was a use of cash of $14.2 million. The use of cash was primarily related to seasonal operational payments. The Company expects 2014 free cash flow to be approximately $20 million, reaffirming our prior guidance.

Avid’s cash and debt balances as of June 30, 2014 were $23.0 million and $5.0 million, respectively. The Company expects restatement related payments for the second half of 2014 to be between $12 million to $14 million.

The Company intends to apply for relisting on the NASDAQ stock exchange shortly. The Company hopes to be relisted on NASDAQ stock exchange sometime after becoming current with its SEC reporting obligations. In the interim, Avid stock will continue to trade on OTC Markets - OTC Pink Tier under the trading symbol AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com.

After the filing of its quarterly results for the period ending September 30, 2014, the Company plans to host an Investor Day during the fourth quarter of 2014.

Conference Call

A conference call to discuss Avid's financial results for 2013 and the first quarter of 2014 will be held, September 24, 2014 at 8:00 a.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2664 and referencing confirmation code 9317627. You may also listen to the call on the Investor page of Avid’s website. To listen via this alternative, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor website shortly after the completion of the call.

Non-GAAP Measures
Avid has in this press release presented a number of non-GAAP financial measures as set forth and reconciled in the appendix of this press release.

Avid defines adjusted EBITDA as non-GAAP operating profit or loss excluding depreciation and all amortization expense. Avid non-GAAP operating results and non-GAAP earnings per share exclude restructuring costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement; M&A related activity; or impact of significant legal settlements. Avid defines free cash flow as GAAP operating cash flow less capital expenditures and excludes payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. These non-GAAP measures also reflect how Avid manages its businesses internally and are consistent with the financial metrics that are included in management incentive plans.

Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The reconciliation of non-GAAP to GAAP financial measures is in the tables included in this press release.

Avid references bookings in this press release. Bookings are an operational metric which is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, we expect there to be persuasive evidence of an agreement between us and our customer and that the collectability of the amounts payable under the arrangement are reasonably assured. Due to the timing of revenue recognition, all of the revenue related to the booking may not be recorded in the period that it was transacted and would therefore be reported as part of revenue backlog and/or deferred revenue, thereby providing visibility into future revenue. However, because our bookings are based on orders that, under certain circumstances can be cancelled or adjusted; bookings may not convert into revenue earned.

Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding our recently filed financial statements or other information included herein based upon or otherwise incorporating judgments or estimates, including statements herein relating to future performance such as our future Adjusted EBITDA, earnings, bookings, free cash flow, payments for restatement-related expenses; our future strategy and business plans; our objective to obtain relisting on the NASDAQ Stock Market and to have our shares of common stock trade on that market; and our anticipated timing for filing our future quarterly reports. These forward-looking statements are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the effect on our sales, operations and financial performance resulting from: the identified material weaknesses in our internal control of financial reporting; the delisting of our stock from NASDAQ; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation, including the previously disclosed class action and possibility of further legal proceedings adverse to our Company resulting from the restatement or related matters; the costs associated with the restatement; as well as our ability to have our shares relisted on the NASDAQ stock market; our liquidity; our ability to execute our strategic plan and meet customer needs; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; variances in our backlog and the realization thereof. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our Company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Through Avid Everywhere, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Blogs.

© 2014 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346
lisa.kilborn@avid.com                tom.fitzsimmons@avid.com

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013

Net revenues:
Products	$94,570	$98,718
Services	40,412	37,353
Total net revenues	134,982	136,071

Cost of revenues:
Products	34,994	37,015
Services	15,671	15,276
Amortization of intangible assets	50	651
Total cost of revenues	50,715	52,942

Gross profit	84,267	83,129

Operating expenses:
Research and development	22,954	23,607
Marketing and selling	32,815	33,909
General and administrative	18,331	15,597
Amortization of intangible assets	480	663
Restructuring costs, net	—	273
Total operating expenses	74,580	74,049

Operating income	9,687	9,080

Interest and other expense, net	(351)	(258)
Income before income taxes	9,336	8,822

Provision for income taxes, net	440	557
Net income	8,896	8,265

Net income per common share - basic and diluted	$0.23	$0.21

Weighted-average common shares outstanding - basic	39,099	38,977
Weighted-average common shares outstanding - diluted	39,122	39,034

AVID TECHNOLOGY, INC.

Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013

GAAP
Net Revenues	$134,982	$136,071
Cost of revenues	50,715	52,942
Gross Profit	84,267	83,129
Operating Expenses	74,580	74,049
Operating Income	9,687	9,080
Interest and other expense, net	(351)	(258)
Provision for income taxes, net	440	557
Net income	$8,896	$8,265
Weighted-average common shares outstanding - diluted	39,122	39,034
Net income per share - diluted	$0.23	$0.21

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	50	651
Stock-based compensation	153	226
Operating Expenses
Amortization of intangible assets	480	663
Restructuring costs, net	—	273
Restatement costs	4,155	769
(Gain) loss on sale of assets	—	(125)
Stock-based compensation
R&D	127	145
Sales & Marketing	284	581
G&A	697	1,125
Other
Tax adjustment	(15)	(215)

Non-GAAP
Net revenues	134,982	136,071
Cost of revenues	50,512	52,065
Gross Profit	84,470	84,006
Operating Expenses	68,837	70,618
Operating Income	15,633	13,388
Interest and other expense, net	(351)	(258)
Provision for income taxes, net	455	772
Net income	14,827	12,358
Net income per share - diluted	$0.38	$0.32

Adjusted EBITDA
Non-GAAP Operating Income (from above)	15,633	13,388
Depreciation	4,336	4,719
Amortization of capitalized software development costs	49	102
Adjusted EBITDA	20,018	18,210

Free Cash Flow
GAAP net cash (used in) provided by operating activities	(23,992)	(1,410)
Capital Expenditures	(3,515)	(2,126)
Restructuring Payments	2,926	4,293
Restatement Payments	10,352	—
Free Cash Flow	$(14,229)	$757

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$22,244	$48,203
Accounts receivable, net of allowances of $12,557 and $13,963
at March 31, 2014 and December 31, 2013, respectively	58,420	56,770
Inventories	58,246	60,122
Deferred tax assets, net	525	522
Prepaid expenses	10,052	7,778
Other current assets	15,625	17,493
Total current assets	165,112	190,888

Property and equipment, net	34,373	35,186
Intangible assets, net	3,679	4,260
Long-term deferred tax assets, net	2,422	2,415
Other assets	2,401	2,393
Total assets	$207,987	$235,142

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$29,846	$33,990
Accrued compensation and benefits	22,598	30,342
Accrued expenses and other current liabilities	31,560	41,273
Income taxes payable	6,003	6,875
Deferred tax liabilities, net	—	14
Deferred revenues	209,164	211,403
Total current liabilities	299,171	323,897

Long-term deferred tax liabilities, net	544	565
Long-term deferred revenues	242,648	255,429
Other long-term liabilities	14,516	14,586
Total liabilities	556,879	594,477

Stockholders' deficit:
Common stock	423	423
Additional paid-in capital	1,043,881	1,043,384
Accumulated deficit	(1,327,631)	(1,336,526)
Treasury stock at cost, net of reissuances	(71,885)	(72,543)
Accumulated other comprehensive income	6,320	5,927
Total stockholders' deficit	(348,892)	(359,335)
Total liabilities and stockholders' deficit	$207,987	$235,142

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net income	$8,896	$8,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,914	6,135
Recovery from doubtful accounts	(108)	(36)
Gain on sale of assets	—	(125)
Stock-based compensation expense	1,262	2,077
Non-cash interest expense	73	73
Foreign currency transaction losses	48	44
(Benefit from) provision for deferred taxes	(15)	3
Changes in operating assets and liabilities
Accounts receivable	(1,541)	11,366
Inventories	1,877	2,501
Prepaid expenses and other current assets	(2,015)	(374)
Accounts payable	(4,148)	(5,383)
Accrued expenses, compensation and benefits, and other liabilities	(17,543)	(7,532)
Income taxes payable	(671)	(878)
Deferred revenues	(15,021)	(17,546)
Net cash used in operating activities	(23,992)	(1,410)

Cash flows from investing activities:
Purchases of property and equipment	(3,515)	(2,126)
Change in other long-term assets	(20)	(8)
Proceeds from divestiture of consumer business	1,500	—
Proceeds from sales of assets	—	125
Net cash used in investing activities	(2,035)	(2,009)

Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock plans	—	176
Common stock repurchases for tax withholdings for net settlement of equity awards	(108)	(181)
Net cash used in financing activities	(108)	(5)

Effect of exchange rate changes on cash and cash equivalents	176	(2,460)
Net decrease in cash and cash equivalents	(25,959)	(5,884)
Cash and cash equivalents at beginning of period	48,203	70,390
Cash and cash equivalents at end of period	$22,244	$64,506